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                                                                    EXHIBIT 10-L


                  INDEMNIFICATION AND HOLD HARMLESS AGREEMENT

          This Indemnification and Hold Harmless Agreement ("Agreement"), dated as of September 30, 1997, is entered into by and between Bindley Western Industries, Inc., an Indiana corporation ("BWI") and Priority Healthcare Corporation, an Indiana corporation ("PHC").

                                   RECITALS

          WHEREAS, as of the date of this Agreement, PHC is a wholly-owned subsidiary of BWI; and

          WHEREAS, in connection with a proposed public offering by PHC of its common stock and a contemplated spinoff of PHC by BWI at a later date, PHC and BWI have determined that PHC should be treated as an entity separate and apart from BWI; and

          WHEREAS, effective as of September 13, 1993, BWI executed a Guaranty in favor of Amgen, Inc., a Delaware corporation (the "Guaranty"), in which BWI guaranteed certain obligations and indebtedness of PHC and Charise Charles, Ltd., Inc. to Amgen, Inc.; and

          WHEREAS, BWI entered into an Asset Purchase Agreement dated as of February 26, 1993, by and between BWI, Charise Charles, Ltd., Inc., Martin A. Nassif and Charlene B. Nassif (the "Charise Charles Agreement"), pursuant to which BWI agreed to certain indemnification and other obligations; and

          WHEREAS, BWI entered into an Asset Purchase Agreement dated as of October 5, 1993, by and between BWI, PRN Medical, Inc. and Richard Johns (the "PRN Medical Agreement"), pursuant to which BWI agreed to certain indemnification and other obligations; and

          WHEREAS, BWI entered into a Plan and Agreement of Merger, dated as of October 31, 1994, by and between BWI, PHC, 3C Medical, Inc. and Robert McConnell (the "3C Medical Agreement"), pursuant to which BWI agreed to certain indemnification and other obligations; and

          WHEREAS, BWI entered into a Stock Purchase Agreement dated February 24, 1995, by and among BWI, PHC, Charlene B. Nassif, William M. Woodard and Martin A. Nassif, relating to the purchase of the common stock of IV-1, Inc. (the "IV-1 Agreement"), pursuant to which BWI agreed to certain indemnification and other obligations; and

          WHEREAS, PHC entered into an Asset Acquisition Agreement dated August 6, 1997, by and between PHC and Grove Way Pharmacy Corporation (the "Grove Way
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Agreement"), pursuant to which PHC agreed to certain indemnification and other obligations; and

          WHEREAS, a lawsuit has been filed by Dr. Thomas Slama in the Hamilton County, Indiana Superior Court against BWI and one of its subsidiaries (Thomas
G. Slama, M.D. vs. Bindley Western Industries, Inc., and National Infusion Services, Inc., Cause No. 29D01-9610-CP483) (the "Slama Lawsuit"), which includes allegations that could possibly involve PHC; and

          WHEREAS, each of BWI and PHC desire to indemnify and hold harmless the other party from and against certain of such obligations and/or liabilities;

          NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties to this Agreement hereby agree as follows:


          Section 1. Indemnification by PHC. PHC, for itself, its successors and its assigns, does hereby agree to indemnify and hold harmless BWI and its direct subsidiaries other than PHC from and against any and all claims, losses, liabilities, costs, damages, demands, charges and expenses (including without limitation legal and other professional fees) which they might incur or which may be charged against them in any way based upon, connected with or arising out of the Guaranty, the Charise Charles Agreement, the PRN Medical Agreement, the 3C Medical Agreement, the IV-1 Agreement and the Grove Way Agreement.

          Section 2. Indemnification by BWI. BWI, for itself, its successors and its assigns, does hereby agree to indemnify and hold harmless PHC and its subsidiaries from and against any and all claims, losses, liabilities, costs, damages, demands, charges and expenses (including without limitation legal and other professional fees) which they might incur or which may be charged against them in any way based upon, connected with or arising out of the Slama Lawsuit.

          Section 3. Notice of Claims. The party seeking indemnification under any provision of this Agreement (the "Indemnified Party") shall notify the party against whom indemnification is sought (the "Indemnifying Party") in writing of any claim for indemnification, specifying in detail the basis of such claim, the facts pertaining thereto and, if known, the amount, or an estimate of the amount, of the liability arising therefrom; provided however, that failure to give such notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party can demonstrate actual monetary prejudice as a direct or indirect result of such failure. The Indemnified Party shall provide to the Indemnifying Party as promptly as practicable thereafter all information and documentation necessary to support and verify the claim asserted and the Indemnifying Party shall be given reasonable access to all books and records in the possession or control of the Indemnified Party or any of its affiliates which the Indemnifying Party reasonably determines to be related to such claim.

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          Section 4.  Defense.  If the facts giving rise to a right to indemnification arise out of the claim of any third party, or if there is any claim against a third party, the Indemnifying Party may assume the defense or the prosecution thereof, including the employment of counsel, at its cost and expense. The Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate therein, but the fees and expenses of such counsel employed by the Indemnified Party shall be at its expense. The Indemnifying Party shall not be liable for any settlement of any such claim effected without its prior written consent which consent shall not be unreasonably withheld.

          Section 5. Applicable Law. This Agreement shall be construed under the laws of the State of Indiana and the rights and obligations of the parties shall be determined under the substantive law of Indiana, without giving effect to Indiana's conflict of law rules or principles.

          Section 6. Notices. All notices and other communications hereunder shall be in writing and shall be effective and deemed to have been properly given when it is (i) mailed postage prepaid, by certified first class mail, return receipt requested, addressed to a party and received by such party; (ii) hand or courier delivered; or (iii) sent by telecopy with receipt confirmed, as follows:

          (a)  If to BWI to:

               Bindley Western Industries, Inc.
               10333 North Meridian Street, Suite 300
               Indianapolis, IN 46290
               Telecopy: (317) 580-9753
               Attention: President

          (b)  If to PHC to:

               Priority Healthcare Corporation
               285 West Central Parkway, Suite 1704
               Altamonte Springs, FL 32714
               Telecopy: (407) 869-4978
               Attention: President

Any party may from time to time designate another address to which notice or other communication shall be addressed or delivered to such party and such new designation shall be effective on the later of (i) the date specified in the notice or (ii) receipt of such notice by the intended recipient.

          Section 7. Assignability. Neither party hereto shall assign this Agreement in whole or in part without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld.

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          Section 8.  Severability.  If any term or condition of this Agreement shall be held invalid in any respect, such invalidity shall not affect the validity of any other term or condition hereof.

          Section 9. Amendment or Modification. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties, or in the case of a waiver, by the party waiving compliance.

          Section 10. Construction. Descriptive headings to sections are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.



                   [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties as of the date first written above.


                                       BINDLEY WESTERN INDUSTRIES, INC.


                                       By:   /s/ Michael D. McCormick
                                           -------------------------------------
                                           Michael D. McCormick
                                           Executive Vice President


                                       PRIORITY HEALTHCARE CORPORATION


                                       By:   /s/ Robert L. Myers
                                           -------------------------------------
                                           Robert L. Myers
                                           President and Chief Executive Officer

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